UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 15, 2011

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33008	98-0221142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

2300 Carillon Point Kirkland, Washington	98033
(Address of Principal Executive Offices)	(Zip Code)

(425) 278-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On March 15, 2011, ICO Global Communications (Holdings) Limited (the “Company”) and Dish Network Corporation (“DISH”) entered into an Implementation Agreement (the “Implementation Agreement”) and a Restructuring Support Agreement (the “Restructuring Support Agreement”). Pursuant to the terms of the Implementation Agreement, the Company agreed to sell certain of its assets to DISH and enter into various agreements requested by DISH in exchange for the payment of an aggregate of approximately $324,536,000, (i) $35,000,000 of which is payable within five calendar days after approval of the Investment Agreement (as defined below) by the Bankruptcy Court (as defined below) (such date, the “Implementation Date”), (ii) $279,536,000 of which is payable on the “Repurchase Date,” which is the date upon which DISH repurchases greater than 50% of the 7.5% Convertible Senior Secured Notes due 2009 issued by DBSD North America Inc., a subsidiary of the Company (“DBSD”), and (iii) $10,000,000 of which is payable upon DBSD’s emergence from its pending Chapter 11 bankruptcy proceeding. If the Repurchase Date does not occur within forty calendar days after the Implementation Date, the Company may accelerate the remaining amounts due from DISH upon three business days’ notice.

Pursuant to the terms of the Implementation Agreement, the Company has also agreed to (i) sell to DISH ICO’s priority rights vis-à-vis DBSD’s G1 satellite, (ii) provide DISH with a contingent call right on the Company’s equity interest in DBSD, exercisable in certain circumstances; (iii) pay over to DISH any distributions that the Company receives pursuant to any alternative plan of restructuring proposed by a party (other than the plan proposed by DISH) in excess of the amounts paid to the Company by DISH pursuant to the Implementation Agreement; and (iv) grant DISH an option to purchase certain international assets owned by the Company, including its medium earth orbit (MEO) satellites and trademarks, that are subject to an option held by Jay and Jayendra (Pty) Ltd (“J&J”), but only if and to the extent that J&J does not elect to purchase such assets. The Implementation Agreement does not diminish or otherwise alter the Company’s obligations to J&J, nor does it affect in any manner the Company’s judgment against The Boeing Company and Boeing Satellite Services Limited. The Implementation Agreement also provides that if the Bankruptcy Court approves the Investment Agreement, and if DBSD emerges from bankruptcy pursuant to the Plan (as defined below), then the Company will enter into a tax matters agreement, a license and spectrum coordination agreement for DBSD’s North America service territory and a transition services agreement.

The Restructuring Support Agreement provides that the Company will support the Plan and take certain actions in furtherance of the consummation of the Plan, including opposing any alternative transaction.

On March 15, 2011, DBSD, which is currently in bankruptcy before the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), and DISH entered into an amendment to that certain Amended and Restated Investment Agreement, dated as of February 24, 2011 (as amended, the “Investment Agreement”), pursuant to which DBSD and DISH have agreed upon a plan of restructuring of DBSD (the “Plan”). The Plan provides in part that DBSD’s creditors will be unimpaired and will be paid the full amount of their allowed claims. The effectiveness of the Investment Agreement is subject to the approval of the Bankruptcy Court. Upon Bankruptcy Court approval, DISH is expected to launch a cash tender offer to purchase certain claims against DBSD and its affiliates, upon the terms and conditions set forth in the Investment Agreement, the success of which will establish the Repurchase Date.

The Company issued a press release announcing the execution of the Implementation Agreement and the Restructuring Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press released, dated March 15, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED
(Registrant)

	By:	/s/ Timothy M. Dozois
March 15, 2011		Timothy M. Dozois General Counsel and Acting Secretary